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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use of our report dated December 7, 1994, relating to the financial statements of Recognition International Inc. and its subsidiaries, which report appears on page 15 of this BancTec, Inc. Annual Report on Form 10-K for the transition period March 27, 1995 to December 31, 1995, which Form 10-K we understand has in turn been incorporated by reference into BancTec's previously filed Registration Statement Form S-3 (No. 33-28942); Registration Statement Form S-8 (No. 33-28939); Registration Statement Form S-8 (No. 29163); Registration Statement Form S-8 (No. 33-32824); Registration Statement Form S-3 (No. 33-35988); Registration Statement Form S-8 (No. 33-37377); Registration Statement Form S-3 (No. 33-49918); Registration Statement Form S-8 (No. 33-71114); and Registration Statement Form S-8 (No. 33-58335). We also consent to the use of our report on the Financial Statement Schedules, which report appears on page 46 of this Form 10-K.

PRICE WATERHOUSE LLP

Dallas, Texas
March 29, 1996

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